Exhibit C

Joint Filing Statement

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the beneficial ownership by the undersigned of the equity securities of Verastem, Inc. is filed on behalf of each of the undersigned.

Date: July 15, 2013

MPM BIOVENTURES V GP LLC

By: MPM BioVentures V LLC, its Managing Member

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Member

MPM BIOVENTURES V LLC

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Member

MPM BIOVENTURES V, L.P.

By:	MPM BioVentures V GP LLC, its General Partner
By:	MPM BioVentures V LLC, its Managing Member

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV5 LLC

By:	MPM BioVentures V LLC
Its: Manager

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Member

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke

By:	/s/ Luke B. Evnin
Name:	Luke Evnin

By:	/s/ Todd Foley
Name:	Todd Foley

By:	/s/ James Paul Scopa
Name:	James Paul Scopa

By:	/s/ Vaughn M. Kailian
Name:	Vaughn M. Kailian

By:	/s/ John Vander Vort
Name:	John Vander Vort